Code of Ethics & Business Conduct

Penn Capital Management Company, Inc.

September, 2020

Table of Contents

General Information	4

Introduction	4

Purpose of this Code	4

Your Obligations Under this Code	5

Consequences of Violating this Code	5

Reporting Violations	6

Principles of Business Conduct	7

Core Values	7

Conflicts of Interest	8

Suitability	11

Fair Dealing	11

Prohibited Acts	11

Insider Trading	13

Personal Securities Transactions	16

Introduction	16

Pre-Clearance	16

Pre-Clearance Exceptions	19

Prohibited Transactions and Other Restrictions	20

Personal Trading Exceptions	21

Reporting and Certification Requirements	21

Violations of the Personal Trading Policy	23

Communications with Outside Trustees	23

Gifts and Entertainment	25

Gifts	25

Entertainment	27

Pensions and Unions	28

Political Contributions	30

Look Back Provision	30

Contributions and Other Activities	31

Government Entity Clients	32

Pre-Clearance of Political Contributions and Activities	33

Anti-Bribery Policy	33

Violation of Political Contributions Policies	34

Code of Ethics & Business Conduct 2

Outside Business Activities	35

Outside Employment	35

Board Directorships and Membership	35

Sanctions for Violating this Code	36

Compliance with Applicable Laws, Rules, Regulations and Agreements	37

Felonies, Misdemeanors and Sanctions by Regulatory Organizations	37

Confidentiality & Whistleblower Communications	38

Recordkeeping	38

Revisions and Amendments	39

Annual Review	39

CODE OF BUSINESS CONDUCT AND ETHICS ACKNOWLEDGMENT	i

APPENDIX I – FORM ADV DISCLOSURE INFORMATION	ii

APPENDIX II - DEFINITIONS	iv

Once you begin your employment with Penn Capital Management Company, Inc. (“Penn Capital”), you will be required to acknowledge that you have received, read and understood this Code of Ethics and Business Conduct (the “Code”) and agree to abide by it. During your employment with Penn Capital, you will be required to annually acknowledge your receipt and compliance with the Code, as may be amended from time to time.

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General Information
Introduction

Penn Capital Management Company, Inc. (“Penn Capital”) is committed to maintaining high ethical standards, conducting its business with integrity and striving to exhibit the utmost professionalism in representing the interests of our Clients. The ethical culture of Penn Capital is of critical importance to us, as is evidenced by our policies and procedures, including this Code of Ethics & Business Conduct (the “Code”).

This Code has been adopted by Penn Capital’s Board of Directors pursuant to the requirements of Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”) and by the Board of Trustees of PENN Capital Funds Trust (the “PENN Trust”) in accordance with Rule 17j-1(c) under the Investment Company Act of 1940, as amended (“1940 Act”). In general, these rules impose an obligation on registered investment companies and their investment advisers to adopt a written code of ethics covering the personal securities trading activities of certain of their officers and employees. The Chief Compliance Officer (“CCO”) and/or the CCO’s Designated Person(s) (hereafter, the “Compliance Department”) are responsible for the implementation, monitoring and enforcement of Penn Capital’s Code.

Penn Capital’s employees are required to comply with applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Advisers Act and the 1940 Act and rules thereunder. Due to the litany of definitions and interpretations contained in these laws, it is imperative that Penn Capital’s employees also read the firm’s Compliance Manual, as may be updated from time to time, which contains policies and procedures designed to address pertinent industry regulations.

Please review this Code and strive to adhere to both the letter and spirit of the Code.

All capitalized terms used but not defined herein shall have the meanings ascribed to them in Appendix II to this Code.

Purpose of this Code

Penn Capital has a duty to exercise its authority and responsibility for the benefit of its Clients, to place the interests of its clients first, and to refrain from having outside interests that conflict with the interests of its clients. This Code is intended to:

•	help you recognize ethical issues and take the appropriate steps to resolve these issues;

•	deter ethical violations to avoid any abuse of a position of trust and responsibility;

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•	maintain the confidentiality of our business activities;

•	assist you in complying with applicable securities laws;

•	assist you in reporting any unethical or illegal conduct; and

•	reaffirm and promote our commitment to a corporate culture that values honesty, integrity and accountability.

Penn Capital’s officers, directors, partners, employees, as well as consultants, independent contractors and temporary workers (together, referred to herein as “Employees”, “Supervised Persons”, “Access Persons” or “Covered Associates”) must avoid any circumstances that might adversely affect, or appear to affect, Penn Capital’s duty of complete loyalty to its Clients. Access Persons are asked to consult with the CCO, Compliance Department or General Counsel before engaging in any activity or planned activity where there exists, or may exist, uncertainty concerning the legality of such activity.

Penn Capital provides investment advisory services primarily through the following product vehicles: registered mutual funds, separately managed accounts, private investment funds, and investment advisory programs offered through Wrap Fee Program or Model Delivery distribution channels. Each of these is described in more detail in Penn Capital’s Form ADV Part 2A and Compliance Manual. Penn Capital’s Access Persons must disclose any conflicts of interest between their personal accounts, Penn Capital, affiliate interests and Client accounts/interests to the Compliance Department.

This Code cannot cover every potential conflict, violation or ethical question that arises in the workplace. However, the standards, values and other guidance set forth in this Code can help you make the right decision. You are expected to act ethically and with sound, reasoned judgment even in the absence of a specific law, regulation, or Penn Capital policy. If you need more assistance, contact your supervisor, a member of the Compliance Department, or the Human Resources (“HR”) Department.

Your Obligations Under this Code

This Code forms part of the terms and conditions of your employment and governs your activities at Penn Capital. It also covers certain continuing obligations in the event you are no longer employed by and/or contracted with Penn Capital. At the time you are hired, and at least annually thereafter, you are required to acknowledge that you have received, read, understood, are in compliance with, and agree to abide by this Code. On a quarterly basis you will be asked to affirm you have: (i) complied with the Code; (ii) made all required disclosures; and (iii) reported any actual or perceived violations or conflicts of interest you are or become aware of during your employment. This Code and its provisions apply to you even if you fail to provide your acknowledgments.

This Code is not a contract guaranteeing your employment or entitling you to any special privileges, rights, or benefits.

Consequences of Violating this Code

If you violate this Code or any other Penn Capital policy or procedure, you may be subject to additional training, discipline including the cancellation of any discretionary bonus (if applicable), previously awarded deferred compensation, and/or the termination of your employment.

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You are personally responsible for any improper or illegal acts you commit during your employment with Penn Capital. You can also be held responsible for the action (or inaction) of others if you knew, or should have known, about their misconduct. Your activities may also be reported to regulators and other governmental authorities, which could result in regulatory or criminal investigations. Depending on the outcome of those investigations, you may be subject to fines, permanent or partial suspension, disqualification from employment in the financial services industry and/or imprisonment.

Refer to the section of this Code entitled Sanctions for Violating this Code for additional information.

Reporting Violations

You are responsible for compliance with the rules, standards and principles described in this Code. In addition, you should be alert to possible violations of this Code by officers, principals and employees and, in compliance with Rule 204A-1 of the Advisers Act, must promptly report any violations of the Code of which you are aware to the CCO or, in the absence of the CCO, the General Counsel.

The CCO or General Counsel shall promptly report to the Executive Team of Penn Capital any material violations of this Code and its associated policies and procedures. The Executive Team of Penn Capital shall consider reports made hereunder, the violative conduct, and the sanctions, if any, imposed or to be imposed. Penn Capital must use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

For reporting concerns about Penn Capital’s conduct, the conduct of an officer, principal or employee of Penn Capital, or about Penn Capital’s accounting, internal accounting controls or auditing matters, you may contact Penn Capital’s Compliance Department at:

Penn Capital Management Company, Inc.

1200 Intrepid Avenue

Suite 400

Philadelphia, PA 19112

E-mail: PennCapitalCompliance@penncapital.com

In the case of a confidential, anonymous submission, employees should set forth their concerns in writing and forward them to the CCO in a sealed envelope labeled “To be opened only by the Chief Compliance Officer”

There will be no reprisal, retaliation or adverse action taken against any officer or employee who, in good faith, reports or assists in the investigation of a violation or suspected violation, or who makes an inquiry about the appropriateness of an anticipated or actual course of action. In considering this factor, an assessment will be made regarding the culpability or involvement of the reporting officer or employee in matters associated with the Compliance Department’s investigation and related actions.

For reporting information related to a possible violation of the federal securities laws (including any rules or regulations thereunder) that has occurred, is ongoing, or is reasonably believed to be about to occur in accordance with Regulation 21F of the Exchange Act, refer to the section entitled Confidentiality and Whistleblower Communications.

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Principles of Business Conduct

Penn Capital conducts its business with the highest level of ethical standards in keeping with its fiduciary duties to its Clients. Accordingly, this Code provides details of the regulatory and ethical standards to which all Access Persons must adhere. Whether or not a specific provision of the Code addresses a particular situation, employees must conduct themselves in accordance with the general principles contained in the Code and in a manner that is designed to avoid any actual or potential conflicts of interest.

Core Values

Penn Capital is committed to fostering and maintaining a culture of compliance based on core values: Doing the Right Thing, Putting Clients First, Leading by Example. Through these values Penn Capital conducts its business activities in accordance with both the letter and the spirit of applicable laws, regulations, and Penn Capital policies.

Doing the Right Thing

Doing the Right Thing - means that we use good judgement, make ethical and informed decisions, and take personal responsibility for our actions.

Situations may arise where the proper course of action may not be clear but asking yourself a series of questions about an action can help you determine whether you should proceed. Key Considerations for making the right decision:

Putting Clients First

Putting Clients First - means that you put our Clients’ interests first and do not engage in activities that could create actual or potential conflicts of interest or even the appearance of a conflict of interest. You must make every effort to recognize when an actual or potential conflict exists and take steps to escalate the matter to your Supervisor and, as appropriate, the Compliance, Legal and HR Departments so it can be addressed appropriately.

Leading by Example

Leading by Example - means that Penn Capital’s Board and Executive Team are committed to instilling organizational values, standards of behavior, and organizational support mechanisms to reinforce and encourage ethics and integrity at all levels, which are key elements of ensuring sound corporate governance and management control. Penn Capital has developed and maintains policies and procedures to ensure that its activities comply with the provisions of this Code and all applicable legal and regulatory requirements and has appointed a CCO responsible for implementing the policies and procedures to reassure investors and other stakeholders that integrity is important to the performance and reputation of Penn Capital.

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Conflicts of Interest

As a fiduciary, Penn Capital has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of its Clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest or even the appearance of a conflict of interest by fully disclosing all material facts concerning any actual or potential conflict that may arise with respect to any Client. All Access Persons have a duty to report potential and actual conflicts of interest to the Compliance Department and, in turn, Penn Capital has a duty to disclose potential and actual conflicts of interest to its Clients.

What is a “Conflict of Interest”?

While it is not possible to provide a precise or comprehensive definition of a conflict of interest, generally, a conflict exists when your personal interests in any way interfere with the interests of our Clients or with Penn Capital’s interests, or when you take any action or have any interests that may make it difficult for you to perform your job objectively and effectively. In determining whether there is or may be a conflict of interest, consideration is given as to whether there is a material risk of damage to the Client, taking into account whether Penn Capital or its Supervised Persons:

•	Is likely to make a financial gain, or avoid a financial loss, at the expense of a Client;

•	Has an interest in the outcome of a service provided to the Client or of a transaction carried out on behalf of the Client, which is distinct from the Client’s interest in that outcome;

•	Has a financial or other incentive to favor the interest of another Client or group of Clients over the interests of the Client;

•	Carries on the same business as the Client; or

•

Receives or will receive from a person other than the Client, an inducement in relation to a service provided to the Client in the form of monies, goods or services, other than the standard commission or fee for that service.

An activity or situation may be found to involve a conflict of interest, regardless of the motivations of individuals involved, even though it does not result in: (i) any financial loss to Clients, (ii) an avoidance of loss to Penn Capital; (iv) any gain to Penn Capital; or any gain to Penn Capital’s Supervised Persons. While not intended to be an exhaustive list, the following activities illustrate areas where potential conflicts of interest may arise:

1.

Conflicts Among Client Interests. Favoring the interests of one Client over another Client (e.g., larger accounts over smaller accounts, accounts with performance fees over accounts with asset-based fees, accounts in which Supervised Persons have made material personal investments, and accounts of close friends or relatives of Supervised Persons).

2.

Competing with Client Trades. Using knowledge about pending or currently considered securities transactions for Clients to profit personally, directly or indirectly, from such transactions, including by purchasing or selling such securities.

3.

Personal Interest. Having a personal investment in an issuer of securities and also providing investment recommendations to Clients on that same issuer without disclosing a material Beneficial Ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to the Compliance Department.

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4.

Referrals/Brokerage. Not acting in the best interests of Clients regarding execution and other costs paid by Clients for brokerage services caused by failing to strictly adhere to the Penn Capital’s policies and procedures regarding brokerage (including allocation, best execution, soft dollars, and directed brokerage).

5.	Vendors and Suppliers. Having personal investments or other interests in vendors or suppliers and then negotiating or making decisions regarding Penn Capital’s business with those companies.

6.	Transactions with Clients. Knowingly selling to or purchasing from a Client any security or other property, except securities issued by the Client.

7.

Research and Trade Execution Services. Failing to exercise the same discretion and control over payments for research and trade execution services on behalf of Clients, as if the payment were being made from Penn Capital’s own resources. Not periodically reviewing services to determine eligibility for using Clients’ commissions (i.e., soft dollars).

Additionally, potential conflicts of interest may arise when portfolio managers have day-to-day management responsibilities with respect to one or more other funds or accounts. Penn Capital seeks to minimize the effects of competing interests for the time and attention of portfolio managers by: (i) assigning portfolio managers funds and accounts that share a similar investment style; (ii) implementing trade allocation procedures designed to facilitate the fair allocation of limited investment opportunities among multiple funds and accounts. The following activities illustrate areas where potential conflicts of interest may arise for portfolio managers:

1.

Allocation of Limited Time and Attention. A portfolio manager who manages multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to focus on the investment opportunities for each of those accounts as fully as might be the case if he or she were to devote attention to a single fund.

2.

Allocation of Limited Investment Opportunities. If a portfolio manager identifies a limited investment opportunity that may be suitable for multiple funds and/or accounts, the opportunity may be allocated among these several funds or accounts, which may limit a single fund’s ability to take full advantage of the investment opportunity.

3.

Pursuit of Differing Strategies. At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and/or accounts for which he or she exercises investment responsibility or may decide that certain of the funds and/or accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which could affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and/or accounts.

4.

Selection of Brokers/Dealers. Portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the funds and/or account that they supervise. In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), which may result in the payment of higher brokerage fees than might have otherwise been available. These services may be more beneficial to certain funds or accounts than to others.

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5.

Variation in Compensation. A conflict of interest may arise where the financial or other benefits available to the portfolio manager differ among the funds and/or accounts that he or she manages. If the structure of the investment management fee and/or the portfolio manager’s compensation differs among funds and/or accounts (such as where certain funds or accounts pay higher management fees or performance-based management fees), the portfolio manager might be motivated to help certain funds and/or accounts over others.

6.

Side-by-Side Management. As a fiduciary, Penn Capital has an affirmative duty to treat all client accounts fairly and equitably over time taking into consideration factors such as account type, client account objectives and preference, investment restrictions, account sizes, cash availability, and current specific needs. Penn Capital will not intentionally favor or disfavor any client account (regardless of type or fee structure) over another.

In general, investment decisions for each client account will be made with specific reference to the individual needs and objectives of each client account. The holdings and trades of accounts with the same or similar investment strategies may differ for a variety of reasons, including client mandated guidelines, differences within similar investment strategies, and a client’s inability to meet eligibility requirements for a particular transaction (e.g., 144A securities held in only QIB accounts).

Penn Capital manages all client accounts with the same strategy in line with a model account for that strategy, which will generally prevent such preferential treatment, although there may be differences in accounts following the same strategy for various reasons, including those detailed in the previous paragraph.

Accounts are reviewed monthly by the Performance Committee to verify that all accounts in the same strategy perform similarly. Accounts with significant performance dispersion must be investigated and the reason(s) must be documented.

Each Access Person must promptly report any situation or transaction involving an actual or potential conflict of interest to the Compliance Department. In each instance, the Compliance Department and General Counsel shall be responsible for determining if a conflict of interest exists and if a conflict does exist, how it should be remedied.

POTENTIAL CONFLICTS POSED BY PERSONAL INVESTING

When a fund’s portfolio manager invests in securities for their own account at the same time they are trading the same securities for a fund, conflicts of interest may occur. First, the portfolio manager may be tempted to trade the securities for their own account ahead of trading for the fund to receive a better price than the fund. This practice is called “front running.”

Additionally, a portfolio manager might cause a fund to purchase a security already in the portfolio manager’s personal account to protect or improve the security’s market value. A portfolio manager could seek to do this, for example, to avoid a personal margin call. Similar practices can involve personal trading in securities related to securities held or to be purchased by a fund, such as options on common stock where the fund invests in the underlying stock. Other possible conflicts could arise when persons who wish to influence the price of a security may offer the portfolio manager an attractive investment opportunity to influence fund activity in that security.

Even if certain employees do not control a fund’s trading, advance knowledge of the securities being considered for the fund could be used for their own benefit and to the detriment of the fund. Furthermore, even where these kinds of misconduct do not occur, public confidence in a fund’s management can be undermined if investors believe that the fund does not have policies and procedures to prevent improper personal investing.

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Suitability

As fiduciaries, Penn Capital owes its Clients a duty to provide suitable investment advice. This duty generally requires Penn Capital to determine that an investment is suitable for the Client, taking into consideration the Client’s financial situation, investment experience, and investment objectives. Accordingly, Penn Capital shall only recommend investments determined to be suitable based upon documentation including but not limited to Client risk profile questionnaires, fact sheets, investment objective, investment guidelines and investment policy statements. For single contract Wrap Fee Program accounts, Penn Capital makes no determination of the suitability of the sponsor’s Wrap Fee Program for such sponsor’s underlying clients.

Fair Dealing

You must endeavor to deal fairly and equitably with our Clients and business partners, and any other companies or individuals with whom we or our Clients do business or come into contact, including fellow employees and our competitors. You must not take unfair advantage of these or other parties by means of:

•	manipulation;

•	concealment;

•	abuse of privileged information;

•	misrepresentation of material facts; or

•	any other unfair-dealing practice.

Prohibited Acts

Access Persons must comply with the Advisers Act and applicable laws, regulations and Penn Capital policies. Access Persons are prohibited, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any Client account from:

•   Employing any device, scheme or artifice to defraud;

•   Making any untrue statement of a material fact;

•   Intentionally or unintentionally starting or participating in rumors regarding any Security;

•   Omitting to state a material fact necessary in order to make such statement, in light of the circumstances under which it is made, not misleading;

•   Engaging in any fraudulent or deceitful act, practice or course of business; and

•   Engaging in any manipulative practices.

Each Access Person has a duty to advance the legitimate interests of Penn Capital and its Clients when the opportunity presents itself. Therefore, you may not:

•	Take for yourself personally (or your Immediate Family) any opportunities, including investment opportunities, discovered through:

•	your position with Penn Capital;

•	a Client relationship;

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•	Penn Capital’s property or information; or

•	any Client’s property or information.

•	Compete with Penn Capital or any of our Clients.

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Insider Trading

Penn Capital is committed to fair and open markets for publicly traded securities and has established standards of conduct for employees and others who obtain or have knowledge of inside information through their work for Penn Capital.

Inside information is any material non-public information that a reasonable investor is likely to consider important in making an investment decision. Knowledge of inside information also includes the awareness of, or presumed use of, such inside information. In connection with your Penn Capital activities, you might become aware of material information prior to its release to the public. Buying or selling a stock or engaging in other investment activity based on inside information is known as “insider trading.” Disclosing inside information about a business to a third party such as a friend or family member, where that person can buy or sell stock or other securities of that business on the basis of inside information is known as “stock tipping” or “tipping”. Insider trading, including stock tipping, is a criminal offense.

All Access Persons are prohibited from trading either personally or on behalf of others, on MNPI or communicating MNPI to others in violation of Section 204A under the Advisers Act. The U.S. Securities and Exchange Commission (“SEC”) deems MNPI to apply to: (1) issuers, (2) investment recommendations made by Penn Capital, and (3) Client securities holdings and transactions. After an Access Person receives information, they should refrain from trading while in possession of that information until it is determined that the information is public, non-material, or both. Access Persons also must refrain from disclosing the information to others, such as Immediate Family, relatives, and/or business or social acquaintances who do not need to know such information for legitimate business reasons. Access Persons must immediately report any MNPI to the Compliance Department. If the Access Person has any questions as to whether the information is MNPI, they must resolve the question with the CCO before trading, recommending trading, or divulging the information to anyone other than the CCO.

Access Persons may not acquire or derive personal gain or profit from any business or investment opportunity that comes to their attention as a result of their association with Penn Capital in which they should reasonably know Penn Capital or Penn Capital’s Clients might reasonably be expected to participate or have an interest, without first obtaining written authorization from the Compliance Department. In the absence of the CCO, Access Persons should consult with the General Counsel.

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The Compliance Department will maintain a “restricted list” that identifies any securities that cannot be purchased for an Access Person, Client or Penn Capital-owned accounts because MNPI may have been received by an Access Person. The issuer names on this restricted list are coded as “prohibited” in Penn Capital’s trade order management system to ensure Penn Capital does not act on this information for Penn Capital’s Clients until it becomes public knowledge. After the information becomes public knowledge, the security will be removed from the “restricted list” although Access Persons remain obligated to comply with Penn Capital’s pre-clearance policy.

Utilizing Service Providers

Penn Capital employees may consult or conduct business with paid or unpaid unaffiliated industry experts or service providers (each a “Service Provider” and collectively, “Service Providers”) that may provide MNPI to Penn Capital employees as part of the Penn Capital’s research process or operations. These Service Providers may also have access to Penn Capital’s confidential and proprietary information.

Employees who wish to consult or conduct business with a Service Provider must:

•	Obtain written pre-clearance from the Compliance Department.

•	Confirm if the Service Provider is a client, investor or affiliate.

•	Conduct adequate due diligence prior to service and maintain any documentation associated with the due diligence process.

•	Obtain a signed and dated confidentiality agreement that describes any restrictions relevant to the services or consultation arrangement.

•	Immediately report the receipt of any potentially MNPI to the CCO (or, in the absence of the CCO, the General Counsel).

The Compliance Department may also periodically review correspondence or attend meetings with paid Service Providers in order to understand the types of information that is discussed and determine if additional monitoring is necessary.

Violation of Insider Trading Policies

The legal consequences for trading on or communicating MNPI are severe, both for individuals involved in such unlawful conduct and their employer. Penn Capital requires not only full compliance with applicable laws, but also the avoidance of the appearance of impropriety. Insider trading is both unethical and illegal and a person can be subject to some or all of the penalties below even if they do not personally benefit from the violation. Penalties for such violations, separate from any actions taken by Penn Capital, may include:

•	civil injunctions

•	permanent bars from employment in the securities industry

•	civil penalties up to three times the profits made, or losses avoided

•	criminal fines

•	jail sentences

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•

fines for the person or entity that directly or indirectly controlled the person who committed the violation[1] can be sued for the greater of $1,000,000 or three times the amount of the profit gained, or loss avoided as a result of such controlling persons liability

In addition to possible criminal prosecution and litigation, which can result in damages of sizable amounts, insider trading can result in serious adverse publicity and embarrassment to you as well as Penn Capital. A record of any violations will be maintained by the Compliance Department.

Refer to the section of this Code entitled Sanctions for Violating this Code for additional information.

[1]

The SEC must establish the controlling person knew or recklessly disregarded the fact that a controlled person was likely to engage in the act constituting the violation and failed to take appropriate steps to prevent such act.

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Personal Securities Transactions

Advisers Act Rule 204A-1 & 1940 Act Rule 17j-1

Introduction

Your personal trading and investing must not result in legal, business, or ethical conflicts, or otherwise appear improper. Before trading or investing, consider whether the potential transaction raises a conflict of interest, or the appearance of a conflict of interest, with Penn Capital or our Clients. Penn Capital has established these procedures to prevent Penn Capital’s Access Persons from engaging in activities that conflict with Client interests and to ensure that Access Persons conduct their personal trading activities in a manner consistent with Penn Capital’s fiduciary obligations and regulatory requirements.

These Personal Securities Transactions procedures apply to any Reportable/Covered Security (defined below) in Covered Accounts which you have a direct or indirect “Beneficial Ownership”[2] interest.

Further, Rule 204A-1 requires advisers to implement controls designed to identify: (i) abusive trading by personnel with access to information about advised and sub-advised mutual fund portfolios; (ii) misappropriation of investment opportunities that should first be offered to eligible Clients; and (iii) whether a portfolio manager is receiving a personal benefit for directing Client business or brokerage. Therefore, these Personal Securities Transactions procedures also apply to transactions in mutual funds advised or sub-advised by Penn Capital as well as any private securities transactions.

Pre-Clearance

Each Access Person must pre-clear their personal securities transactions in Reportable/Covered Securities prior to execution through the ComplySci platform, except as specifically exempted in this Code.

Pre-clearance of personal securities transactions is effective only after approval is granted and is valid only until the next business day’s market close following the approval. For example, approval granted at 10am Monday is valid until 4pm (market close) Tuesday.

[2]   Beneficial Ownership is broadly defined to include ownership of securities or Covered Accounts held b benefit of either another person or an “immediate family” member sharing the same household, including any account in which you or your Immediate Family member hold a direct or indirect Beneficial Ownership interest, retains discretionary investment authority or exercises a power of attorney.

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The flowchart below is intended to illustrate the pre-clearance process for Reportable/Covered Securities in ComplySci and our trade order management system (“TOMS”).

When ComplySci is unavailable, employees must manually submit pre-clearance requests by e-mail to compliance@penncapital.com and wait for a response before proceeding.

Each pre-clearance request will be evaluated with the assistance of the portfolio managers to determine, in good faith, whether the Access Person knows, or should know (i) a Client account will be transacting in such a security/securities, (ii) Penn Capital is in possession of NMPI, and (iii) whether the portfolio managers intend to transact in the security/securities requested.

When determining whether to approve transactions, consideration is given to whether any of the following (not an exhaustive list) are occurring or will occur within seven (7) days of the request:

•	Earnings report being issued

•	Market news that will influence a trading decision for Penn Capital Client accounts

•	Scheduled meeting with a company in whom we are or will invest

•	Scheduled meeting of a company in whom we are or will invest with its investors

•	Issues of bonds we hold in Client accounts (e.g., pari passu bonds)

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•	Penn Capital is “Over the Wall” for a transaction

•	A security “held or to be acquired”[3] by a mutual fund advised or sub-advised by Penn Capital

Notification of approval or rejection generally will be provided to Access Persons through ComplySci. Once approved, the Access Person may execute the transaction(s). A subsequent request is not required if execution and/or market movement impacts the requested quantity of a security submitted for preclearance.

Penn Capital’s investment team may prohibit employees from executing transactions in securities held in client accounts and in mutual funds and limited partnerships advised by Penn Capital in volatile and dislocated markets and during times when the investment team deems it necessary to take a temporary defensive position.

Pre-clearance is required for:

Reportable and Covered Securities

You are required to pre-clear transactions in the following Reportable Securities as defined in Section 202 the Advisers Act and Covered Securities as defined in Section 2 of the 1940 Act in which you have Beneficial Ownership or discretion:

Note	Shares Issued by Unit Investment Trusts
Stocks	Investment Clubs
Bonds, including Government Agency Bonds	Derivatives, including options, futures, forwards, etc.
Exchange-Traded Funds (“ETFs”) utilized by Penn Capital	Certificate of Interest or Participation in any profit- sharing agreement
Municipal Bonds	Self-Directed Dividend Reinvestment Plans
Limited Partnerships and Hedge Funds	Collateral-Trust Certificate
Limited Liability Company Interests	Self-Directed Stock Purchase Plan Acquisitions
Closed-End Funds	Foreign Mutual Funds
Private Placements	Foreign Unit Trusts
Convertible Securities	Preorganization Certificate or Subscription
Voluntary Corporate Actions (e.g., tender offer, bond consents)	Transferable Share(s)
Warrants and Rights	Investment Contract

ADRs and GDRs	Voting-Trust Certificate
Certificate of Deposit (“CD”) for a security (e.g., bank-issued brokered CD)	Fractional undivided interest in oil, gas, or other mineral rights
Any put, call, straddle, option, or privilege on any security (including a brokered CD) or on any group or index of securities (including any interest therein)	Any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency

3

a “security held or to be acquired” by a mutual fund includes a security that (a) is held or is being considered for purchase by Penn Capital for a mutual fund at the time of the transaction; or (b) was held or was considered for purchase by Penn Capital for the mutual fund within the past 15 calendar days.

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Mutual Funds and Limited Partnerships Advised by Penn Capital

•	Mutual Funds Advised by Penn Capital (excluding transactions in only the standard 401k plan offered by Penn Capital)

•	Mutual Funds Sub-Advised by Penn Capital

•	Limited Partnerships to which Penn Capital or Penn Capital Funds Group, LLC is the general partner

Automatic Investment and Dividend Reinvestment Plans

Initial setup of Automatic Investment Plans (including dividend reinvestment plans) in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.

Pre-Clearance Exceptions

Pre-clearance is not required for:

Mutual Funds that are not advised or sub- advised by Penn Capital	All mutual funds held in Penn Capital’s 401k Plan
ETFs not utilized by Penn Capital	Spin-offs
Subsequent automatic investments (including dividend reinvestments)	Futures/Options on currencies or broad-based index
Acquisition of stock dividends	Consolidations
Stock splits	Mergers
Reverse stock splits	Managed Account(s)**
Involuntary tender offers

**

Provided you obtain written confirmation from the manager, investment adviser or trustee managing your account that the account is managed by them on a discretionary basis and that you (or, if applicable, your Immediate Family Member) do not exercise investment discretion or otherwise have direct or indirect influence or control over investment decisions.

Rule 204A-1 and Rule 17j-1 also exclude the following securities from Access Person reporting:

•	Transactions and holdings in direct obligations of the Government of the United States (e.g., Treasury bills and Treasury bonds)

•	Money market instruments — bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high-quality short-term debt instruments[4]

•	Shares of money market funds

•	Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds

[4]

Defined to mean a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

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Prohibited Transactions and Other Restrictions

Blackout Period

A pre-clearance request will be denied if:

•	any of the events described on page 17 above has or will occur within seven (7) calendar days, including trade date (T+7).

•	there has been an investment decision within the past seven (7) calendar days, including trade date (T+7).

•	a new account has opened or will open within seven (7) calendar days, including trade date (T+7).

•	an existing account has made or will make a deposit or withdrawal within seven (7) calendar days, including trade date (T+7).

•

on the date the pre-clearance request is submitted, the security was either liquidated from a Client’s account at the request of the Client and is not held in any other account or Penn Capital’s Portfolio Manager(s) determined to sell the entire position in the security. Such security will not be eligible for purchase or sale until the next business day by the Access Person and a new pre-clearance request must be submitted.

•

on the date the pre-clearance request is submitted, an account is liquidating, the securities of which are sold immediately without regard to an investment decision. Securities held in the liquidating account will not be eligible for purchase or sale until the next business day by the Access Person and a new pre-clearance request must be submitted.

The Compliance Department monitors trading activity for conflicts of interests. Employees and their Immediate Family Members who personally trade in individual securities that are also held in Penn Capital Client accounts are subject to a six (6) month holding period.

Over the Wall or Other Securities Under Review

No Access Persons shall execute a securities transaction in any security for which Penn Capital or its Access Persons may be in possession of MNPI or for which Clients are considering for purchase or sale. The Compliance Department will monitor trading activity for seven (7) calendar days following the Over the Wall notice for conflicts of interests.

Prohibited Brokerage Relationships

Access Persons are prohibited from executing personal investment transactions with individuals with whom business is being conducted on behalf of certain Penn Capital institutional Clients. As needed, the Compliance Department may request the name of the registered representative (agent/contact) for the account(s), before pre-clearing transactions.

Prohibition on Initial Public Offerings (“IPOs”) and Short Sales

Access Persons may not participate in IPOs and may not execute short sales in securities held in Client accounts.

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Short-Term and Excessive Trading of Mutual Funds

Access Persons are prohibited from transacting in a mutual fund advised or sub-advised by Penn Capital within 60 calendar days following the trade date (T+60).

Short-term or excessive trading into or out of a mutual fund may harm other shareholders in various ways, including disrupting portfolio management strategies, increasing brokerage and administrative costs, and causing a mutual fund to generate taxable gains. Excessive trading of any mutual funds advised or sub-advised by Penn Capital to take advantage of short-term market movements is prohibited.

Hardship Exemption

An Access Person may submit a request to the Compliance Department for an exemption from the prohibited transactions, outlined above, with respect to the sale of a security due to a hardship situation (e.g., unforeseen medical or other significant expenses, or the purchase of a home). All requests must be in writing and state the reason(s) for the hardship sale of the security. Any such request will require the approval of the CCO and a Senior Portfolio Manager. Any such waiver request may be approved or denied at Penn Capital’s sole discretion, and any such decision will be final. If Penn Capital approves a hardship exemption request, Penn Capital may require certain conditions to be met by the Access Person in conducting the personal trade(s) to ensure that there is no actual or apparent conflict of interest created by the exemption.

Personal Trading Exceptions

Non-Investment Decisions

Blackout Period and short-term trading restrictions covered above will not apply to securities traded for:

•	New Client accounts, which are generally invested according to a model account; or

•	Unanticipated Client “flows” resulting from cash contributions or withdrawals

•	Liquidating Client accounts

Reporting and Certification Requirements

Brokerage Accounts

Within ten (10) calendar days of the start of employment with Penn Capital, you must report to the Compliance Department through ComplySci all Covered Accounts held by you or your Immediate Family member(s) that hold or may hold Reportable/Covered Securities.

•

Approval from the Compliance Department is required when you or your Immediate Family open or move brokerage accounts. This also includes trusts, private foundations, or other charitable accounts for which the Access Person has investment discretion. Registered Representatives must receive approval from Foreside prior to opening any new brokerage accounts.

•

Notification to the Compliance Department is required when you or your Immediate Family is closing a brokerage account, including trusts, private foundations, or other charitable accounts for which the Access Person has investment discretion.

Access Persons are prohibited from engaging in personal securities transactions in any unreported accounts.

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Retirement and Health Savings Accounts

Penn Capital offers its eligible employees the option to participate in Penn Capital’s 401(k) Plan through Fidelity Investments. Employees participating in Penn Capital’s 401(k) Plan are given only mutual fund options, which includes mutual funds of PENN Trust. Investments and changes to investments in mutual funds, including the PENN Trust mutual funds, do not require pre-clearance.

Employees participating in the self-directed plan option for Penn Capital’s 401(k) Plan must pre-clear ALL investments and comply with ALL reporting and certification requirements as traditional brokerage accounts.

Penn Capital offers its eligible employees health care benefits. The health plan options include an option that permits employees to establish a Heath Savings Account (“HSA”) with OptimumBank. While the primary use of the pre-tax or deposited HSA funds is to cover qualified health care expenses and deductibles, the account belongs to the employee and the HSA funds can be used for self-directed investment in mutual funds, ETFs or individual stocks.

Employees using their HSA funds for self-directed investments must pre-clear ALL investments and comply with ALL reporting and certification requirements as with traditional brokerage accounts.

Initial Holdings Report

Within ten (10) calendar days of the start of employment, you must provide all Reportable/Covered Securities held in all Covered Accounts held either by you or your Immediately Family member(s) at the time of hiring. Account statement(s) must be current as of a date not more than 45 days prior to your employment start date.

Private Placements, HSA investments and other holdings not commonly held in a brokerage account must be reported.

Access Persons who fail to submit account statements within ten (10) calendar days of their employment start date will be prohibited from engaging in any personal securities transactions until such report is submitted, and also may be subject to other sanctions.

Annual Holdings Report

Within forty-five (45) days of the end of each calendar year, you must affirm the list of Covered Accounts, Reportable/Covered Securities and Private Placement(s) as of the end of the calendar year if they do not feed electronically through ComplySci.

Private Placements, HSA investments and other holdings not commonly held in a brokerage account must be reported.

Quarterly Transaction Reports

Within thirty (30) days of the end of each calendar quarter, you must submit a report of all securities transactions made during the previous quarter in Reportable/Covered Securities held in Covered Accounts if they do not feed electronically through ComplySci.

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Private Placements, HSA investments and other holdings not commonly held in a brokerage account must be reported.

Duplicate Confirmations and Statements

Each Access Person must approve a request to have all broker-dealers or banks with which they have accounts to electronically transmit confirmations and statements of their transactions in Reportable/Covered Securities to the Compliance Department through ComplySci. If the broker-dealer(s) or bank(s) with which an Access Person has accounts do not offer the ability to electronically transmit confirmations and statements, the Access Person will provide account and contact information to the Compliance Department who will remit a standard letter to each broker-dealer or bank requesting they send paper confirmations and statements to the Compliance Department. It is the responsibility of the Access Person to ensure the Compliance Department is receiving duplicate statements and confirmations either electronically or in paper format.

Private Placements, HSA investments and other holdings not commonly held in a brokerage account must be reported.

Access Persons may be required, at the discretion of the Compliance Department, to move their accounts to a broker-dealer or bank that is able to transmit electronic confirmations and statements through ComplySci.

Violations of the Personal Trading Policy

Employees may be subject to certain sanctions for violating Penn Capital’s personal trading controls (e.g., failing to pre-clear transactions, report accounts, and submit statements, initial/annual holdings reports, and quarterly/annual compliance certifications).

The CCO and General Counsel may impose any sanctions they deem appropriate, including termination, immediately and without notice, if it is determined that the severity of any violation warrants such action. Any sanctions imposed upon a person will be documented in such person’s personal file maintained by Penn Capital. The Executive Team and HR must also approve sanctions involving suspension, termination or monetary penalties.

Refer to the section of this Code entitled Sanctions for Violating this Code for additional information.

All violations, material and nonmaterial, are subsequently reported to the General Counsel, the Penn Capital Board, the PENN Trust Board, the Executive Team and, as may be required, certain Penn Capital Clients.

Communications with Outside Trustees

As a regular business practice, Penn Capital seeks to inform disinterested Trustees of the PENN Trust with respect to Penn Capital’s investment activities through reports and other information provided after the

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quarter end in connection with board meetings and written consents. However, Penn Capital does not routinely communicate specific trading information and/or advice on certain issues to disinterested Trustees within the quarter (i.e., no information is given regarding securities for which current activity is being considered for Clients) unless the proposed transaction presents issues on which input or approval from the disinterested Trustees is appropriate.

Disinterested Trustees are not subject to Penn Capital’s reporting requirements except to the extent the disinterested Trustee knew or, or in the ordinary course of fulfilling his or her duties as a trustee, should have known that during the 15 days immediately before or after the disinterested Trustee’s transaction in a Covered Security, a mutual fund series of the PENN Trust purchased or sold the Covered Security, or Penn Capital considered purchasing or selling the Covered Security for a mutual fund series of the PENN Trust.

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Gifts and Entertainment

Gifts and entertainment can foster goodwill in business relationships. However, concerns arise when they compromise, or appear to compromise, the propriety of our business relationships or create an actual or apparent conflict of interest.

Therefore, gifts and entertainment should not:

•   Be so frequent or lavish as to appear improper or to create an inappropriate obligation or expectation.

•   Appear intended or designed to induce you, a Client or a Client’s representative to act in a manner inconsistent with the best interests of Penn Capital or the Client.

•   Create the appearance that a business transaction is based on factors other than the merits of the product or service offered or the quality of the professionals involved.

Further, Section 17(e)(1) of the 1940 Act generally prohibits first-tier5 or second-tier affiliates of a registered fund, acting as agent, from accepting from any source any compensation (other than regular salary or wages from the registered fund) for the purchase or sale of any property to or for the registered fund, except in the course of the person’s business as an underwriter or broker. Note that none of Penn Capital’s personnel would be considered an underwriter or broker. However, advisory personnel (officers, directors and employees) of Penn Capital would be considered second-tier affiliates of a registered fund since they generally act as agents of such registered fund.

•	Did you Know?

A portfolio manager of a registered fund who accepts gifts or entertainment from a broker-dealer in connection with the purchase or sale of a fund’s portfolio securities, would violate Section 17(e)(1).

Gifts

Giving and receiving of Gifts in the conduct of business creates the potential for real and perceived conflicts of interest. It is generally Penn Capital’s policy to discourage Access Persons from giving or receiving Gifts in dealings with Clients, prospective clients, vendors and other third parties. No Supervised Person may receive any gift, service, or other thing of more than de minimis value from any person or entity that does business with or on behalf of Penn Capital. No Supervised Person may give or offer any gift of more than de minimis value to existing Clients, prospective clients, or any entity that does business with or on behalf of Penn Capital without pre-approval by their supervisor and, in some cases, the Compliance Department.

The following policies and procedures are designed to limit Gifts and properly monitor them to ensure that no actual or potential conflicts of interest arise.

[5]	Under Section 2(a)(3)(E) of the 1940 Act, the investment adviser is a first-tier affiliate of the registered fund.

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Gifts to Employees of the U.S. Government, State, Municipality or Sub-Division

Many governmental authorities have strict laws and rules regarding providing gifts or anything of value to a government employee. These rules vary from state to state and from municipality to municipality. In order to ensure that Penn Capital does not violate any federal, state or local laws regarding gifts, all employees are prohibited from giving gifts or anything of value to a government employee without receiving prior authorization from the Compliance Department.

Logging and Approval of Gifts

Gifts of more than a di minimis value, whether given or received, must be reported monthly to the Compliance Department through ComplySci. In general, gifts should be valued at the higher of cost or market value, exclusive of tax and delivery charges. Gifts greater than $100 are prohibited unless pre-approved by the Compliance Department, whether given or received by Penn Capital or a Supervised Person. There is a cumulative $100 calendar year limit for the receipt or giving of gifts to or from a brokerage firm, Client, prospective client, vendor or any third party with whom Penn Capital does or intends to do business.

Gifts of cash, including cash equivalents, are prohibited with the following exception. A retailer gift card (e.g., Starbucks®) of $10 or less may be accepted by a Supervised Person.

Solicitation of Gifts is strictly prohibited!

Acceptance of a Gift that is directed to Penn Capital should be reported to the Compliance Department. Such a gift, if approved, will be considered a gift to Penn Capital and does not confer a benefit to the individual recipient.

Gifts are permitted only when given or received in accordance with applicable laws and regulations where Penn Capital does business and in accordance with this Code.

If a Supervised Person receives a Gift that is prohibited under this Code, the gift must be declined or returned. If the Gift cannot be returned, it will be donated to a charity to be determined at the time of the donation.

Any question as to the appropriateness of any gift should be directed to the Compliance Department.

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Entertainment

Penn Capital recognizes that occasional participation in business entertainment with representatives from organizations with whom Penn Capital transacts business, such as clients, potential clients, or any person or entity that does or seeks to do business with or on behalf of Penn Capital, can be useful in relationship building and is a common practice in our business. However, such entertainment practices do give rise to potential real and perceived conflicts of interest.

All entertainment, whether given or received by Penn Capital or a Supervised Person, must be pre-approved by the Supervised Person’s supervisor and, in some cases, the Compliance Department. The following policies and procedures are designed to limit these activities and properly monitor them to ensure no actual or potential conflicts of interest arise.

•   Occasional participation in business entertainment for legitimate business purposes is permitted provided a representative from both organizations (host and recipient) attends the event.

•   If the estimated value of the entertainment (excluding meals) exceeds $100, the Supervised Person must seek pre-approval from their supervisor and, if necessary, consult the CCO to determine if the entertainment gives rise to actual or potential conflicts of interest.

•   This applies to cases in which Penn Capital is either the host or recipient of the entertainment. Supervised Persons are not strictly prohibited from accepting entertainment with a value over $100 (e.g., a college or pro basketball, baseball, or football game), however, it is imperative that such entertainment opportunities are limited and do not jeopardize a Supervised Person’s objectivity or appear to compromise the propriety of our business.

•   Penn Capital requires its Supervised Persons to pay for their own business lodging and other travel expenses. Legitimate business expenses will be reimbursed to the Supervised Person in accordance with Penn Capital’s Travel and Expense Policy.

The receipt of payment by any Penn Capital Supervised Person for lodging, travel expenses, or other business expenses from another party may be considered a gift and subject to the gift value limitations.

Code of Ethics & Business Conduct 27

Business Entertainment of Federal, State or Local Government Employees

Since there are often regulations or rules that restrict or prohibit persons who do business or seek to do business with a government agency from providing entertainment, employees may not entertain or buy meals for government officials or employees without the prior approval of the Compliance Department.

Logging and Approval of Entertainment

All entertainment, whether given or received by Penn Capital or a Supervised Person, must be pre-approved by the supervisor and reported monthly to the Compliance Department through ComplySci.

All Gifts greater than $100 are prohibited whether given or received by Penn Capital or a Supervised Person. In general, gifts should be valued at the higher of cost or market value, exclusive of tax and delivery charges.

There is a cumulative $100 calendar year limit for the receipt or giving of gifts to or from a brokerage firm, Client, prospective client, vendor, or any third party with whom Penn Capital does or intends to do business.

Pensions and Unions

ERISA/Taft-Hartley Gift and Entertainment Requirements

U.S. Department of Labor (“DOL”) Section 406(b)(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) places certain restrictions on a plan fiduciary (e.g., plan trustees, plan administrators, investment committee, asset managers) from receiving any consideration for his or her personal account from any party dealing with plan assets. The DOL may consider a fiduciary’s receipt of a gift, gratuity or other consideration (e.g., meals, entertainment or expense reimbursement) from a third party as a violation of ERISA if the aggregate annual value is less than $250 over the course of the entire reporting period. There is no statutory or regulatory de minimis exception from the prohibition of Section 406(b)(3). However, DOL has issued guidance indicating that it will treat non-cash benefits, as well as certain reimbursements, with an annual aggregate value of less than $250, as “insubstantial.”

Accordingly, neither Penn Capital nor its employees may give any gift over $100 or any other consideration totaling $250 or more per year to any fiduciary of its ERISA/Taft-Hartley Clients.

Dealings with Unions

The DOL imposes reporting obligations on investment advisers that do business with unions and union officials (e.g., union officers, agents, shop stewards, union trustees, or union representatives) of Taft Hartley benefit funds (collectively, “Union”). The DOL specifically lists the following expenses as reportable on Form LM-10 under the Labor-Management Reporting and Disclosure Act (“LMRDA”), that are paid to a Union Client or a prospective Union Client:

•	Meals;

•	Receptions;

•	Dinners;

•	golf outings;

Code of Ethics & Business Conduct 28

•	tickets to sporting events; and

•	fees to attend Union sponsored events.

The DOL’s Office of Labor-Management Standards (OLMS) issued an LM-10 Frequently Asked Questions (“FAQ”), which recognizes a narrow de minimis exception to the reporting requirements for such minor expenditures. The guidance provides that “sporadic or occasional gifts, gratuities, or favors” given without regard to the status of the recipient in the Union over the course of the entire reporting period, will be considered insubstantial.

Accordingly, neither Penn Capital nor its employees may give any gift over $100, or any gratuities, or favors exceeding de minimis exception totaling $250 per year to any Union or Union officials.

Payments to charitable or tax-exempt organizations solicited by a Union

In certain circumstances, payments to a charitable or tax-exempt organization solicited by a Union may be considered an indirect payment to a Union (e.g., payments to a charity created to enrich or benefit a Union or to provide educational scholarships to the children of a Union person).

Pre-approval by the Compliance Department and Corporate Accounting Department is required for any payment to any charitable or tax-exempt organizations solicited by a Union or their representative in excess of $245.

Code of Ethics & Business Conduct 29

Political Contributions

Advisers Act Rule 206(4)-5

Penn Capital recognizes that, as part of your civic duties, you may make financial or other contributions to candidates for political office in federal, state and local elections. However, your involvement and participations must be on a personal basis, on your own time, and at your own expense.

Penn Capital provides advisory services to state and local governments, including managing their public pension plans; therefore, political contributions by Penn Capital employees are subject to regulation and could have an adverse effect on our business with government Clients. As a result, all Penn Capital employees (and their Immediate Family members) must pre-clear all political contributions.

Rule 206(4)-5(a)(1) under the Advisers Act prohibits investment advisers from receiving compensation for providing advice to a “government entity” within two (2) years after a “contribution” to an “official” of the government entity has been made by the investment adviser or by any of its “Covered Associates”6 (including a person who becomes a Covered Associate within two (2) years after the contribution is made).

Political contributions subject to this policy include ALL political contributions to incumbents, candidates or successful candidates for elective office of a government entity and to state and local political parties, political action committees and any other political organizations exempt from federal income taxes under Section 527 of the Internal Revenue Code. This includes contributions to a federal candidate who is a state or local official at the time of the contribution (i.e., a Governor running for U.S. Senate). Contributions include gifts, subscriptions, loans, advances, and deposits of money or anything of value.

Advisers Act Rule 206(4)-5 defines a government entity as any state or political subdivision of a state, including: (a) any agency, authority, or instrumentality of the state or political subdivision; (b) a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in section 414(j) of the Internal Revenue Code (26 U.S.C. 414(j)), or a state general fund; (c) a plan or program of a government entity; and (d) Officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

It is Penn Capital’s policy to permit any proposed contribution so long as it does not cause a violation, or a reasonably foreseeable violation of: Rule 206(4)-5, state laws, this policy.

Look Back Provision

Penn Capital must “look back”7 within two years to an employee’s contributions to determine whether the time out applies. If, for example, the contributions were made less than two (2) years (for Covered Associate

[6]

Rule 206(4)-5(f)(2) defines a “covered associate” of an investment adviser as: (i) any general partner, managing member or executive officer, or other individual with a similar status or function; (ii) any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; and (iii) any political action committee controlled by the investment adviser or by any of its covered associates.

[7]

The “look back” provision under Rule 206(4)-5(a)(1). applies to any person who becomes a covered associate, including a current employee who has been transferred or promoted to a position covered by the rule. A person becomes a Covered Associate for purposes of the rule’s look back provision at the time they are hired or promoted to a position that meets the definition of “Covered Associate” in rule 206(4)-5(f)(2).

Code of Ethics & Business Conduct 30

that will solicit clients) or less than six (6) months (for Covered Associates that will NOT solicit clients) from the time the person becomes or would become a Covered Associate, the rule prohibits Penn Capital from receiving compensation for providing advisory services from the date it hired or promoted the Covered Associate until the two-year period has run.

Contributions and Other Activities

Permitted Political Contributions and Activities

Covered Associates should be mindful that Rule 206(4)-5 broadly defines a “Contribution” to include a gift, subscription, loan, advance, deposit of money or anything of value made to, or in support of, a candidate or official including: (i) payment of debt incurred in connection with an election; or (ii) transition or inaugural expenses of a successful candidate; or (iii) anything else of value to the candidate or official, other than volunteered time.

Subject to pre-clearance (described below), all Covered Associates (and their Immediate Family Members) are permitted to Contribute:

•

Up to $350 in the aggregate with respect to a single election, to an elected official or candidate for elective office of a state or municipal Government Entity if you are eligible to vote for the candidate.

•

Up to $150 in the aggregate with respect to a single election, to an elected official or candidate for elective office of a state or municipal Government Entity if you are not eligible to vote for the candidate.

•

To an elected official or candidate for elective office of the federal government (unless, at the time of the Contribution, the candidate is an elected official of a state or municipal Government Entity, in which case the foregoing limits apply)

•

To a federal, local or state political party in your individual capacity (subject to applicable state or local limitations), provided the Contribution is not directed to an elected official or candidate for elective office of a state or municipal Government Entity

•

Your time as a volunteer on a campaign on behalf of an elected official or candidate for elective office of a state or municipal Government Entity during non-business hours, so long as this candidate has no influence on the award of advisory business to Penn Capital, you are not using Penn Capital’s name (or implying any endorsement by Penn Capital) or the Penn Capital’s resources (i.e., corporate facilities, systems, communications equipment, etc.), and so long as you are not coordinating or Soliciting any person or political action committee (“PAC”) to make any Contribution.

Prohibited Political Contributions and Activities

No Covered Associate is permitted to:

•	Contribute to an elected official or candidate for elective office of a state or municipal Government Entity in excess of the de minimis limits set forth above.

•

Contribute to an elected official or candidate for elective office of the federal government in excess of the de minimis limits set forth above, if, at the time of the Contribution, the candidate is an elected official of a state or municipal Government Entity.

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•	Contribute to a PAC[8].

•	Cause Penn Capital to make a Contribution to an elected official or candidate for any elective office of a federal, state or municipal Government Entity.

•

Coordinate or Solicit any person or PAC to make any Contribution to an elected official or candidate for elective office of a state or municipal Government Entity; or Contribution to a political party of a state or municipality.

•	Use Penn Capital’s name or resources in connection with any service to a campaign or in support of any campaign for elective office of a federal, state or municipal Government Entity.

•	Engage in any lobbying efforts.

•

Do anything indirectly which, if done directly, would result in a violation of Rule 206(4)-5 or this Political Contributions Policy. Employees should be aware of Contributions that may be in the employee’s control, and therefore may be a violation of Rule 206(4)-5 and this policy, including the following:

•	Solicitation of any person, such as a spouse, Immediate Family member or friend, to make a Contribution.

•	Contributions made by spouses from joint checking accounts, which may give the appearance of an indirect Contribution.

•

Contributions made to an entity where the employee can direct the use of the funds or knows that the entity will use the funds to support an elected official or candidate for elective office of a state or municipal Government Entity.

Government Entity Clients

A “Government Entity” means any state or political subdivision of a state, including:

•	Any agency, authority, or instrumentality of the state or political subdivision;

•

A pool of assets sponsored or established by the state or political subdivision or any agency, authority, or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in Section 414(j) of the Internal Revenue Code (the “IRC”), or a state general fund;

•

Any participant-directed investment program or plan sponsored or established by a state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “qualified tuition plan” authorized by Section 529 of the IRC, a retirement plan authorized by Section 403(b) or 457 of the IRC, or any similar program or plan; and

•	Officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

In advance of accepting a state or municipal Government Entity as a Client, the Legal and Compliance Departments will review records of Contributions made within two years of the date of inception of the Client account to determine whether any Contributions have been made to any official of the state or municipal Government Entity.

[8]

Because PACs are generally formed by corporations, labor unions, trade associations, or other organizations or individuals and channel the voluntary contributions they raise to candidates for elective offices, primarily in the U.S. House of Representatives and the U.S. Senate, contributions to PACs may be deemed an indirect payment to an official of a government entity and/or may trigger the two year ban on compensation under Rule 206(4)5(a)(1).

Code of Ethics & Business Conduct 32

Selling Agreements with Solicitors of Government Entities

Penn Capital may not provide or agree to provide, directly or indirectly, payment to any entity for solicitation of Government Entity advisory business on behalf of Penn Capital unless that entity is registered with the SEC and subject to pay-to-play restrictions under either or both SEC rule and FINRA rules.

Penn Capital may not provide or agree to provide, directly or indirectly, payment to any individual for solicitation of Government Entity advisory business on behalf of Penn Capital unless Penn Capital is contracted with that individual’s FINRA member firm (i.e. FINRA registered broker-dealer) and the individual is actively registered with FINRA, possesses appropriate licensing, and subject to their FINRA member firm’s pay-to-play restrictions.

Pre-Clearance of Political Contributions and Activities

All employees will submit a request for each Contribution proposed to be made by the employee (or Immediate Family Member) by completing the Political Contribution Pre-Clearance form in ComplySci.

Employees should consult the Legal and Compliance Department if they have any questions about whether a Contribution or activity would be prohibited or restricted by this policy or Rule 206(4)-5. For example, please seek the Legal and Compliance Department for guidance if you or an Immediate Family Member:

•	Expects to run for state or municipal office

•	Expects to serve in an official capacity in a campaign for state or municipal office

•	Are asked to make a non-political (e.g., charitable) contribution by an elected official of a state or municipal Government Entity

•	Are uncertain about whether any group is a PAC for purposes of these policies and procedures

Anti-Bribery Policy

As described herein, Penn Capital employees are permitted to engage in legitimate business conduct that complies with Penn Capital’s policies, including its Gifts and Entertainment policies in this Code.

Neither Penn Capital nor its employees may make or offer or promise to make, in violation of any applicable Anti-Bribery Law, any payment, gift or arrangement of value to or for any person, including a foreign official, for the purpose of obtaining or retaining business for Penn Capital or any other person or entity that Penn Capital does business with.

You should be aware that employees are prohibited from doing indirectly anything that, if done directly, would result in a violation of any applicable Anti-Bribery Law or this policy. All employees should be mindful of these provisions and should be aware of payments or consideration given that may be in the employee’s control, and therefore may be a violation of an applicable Anti-Bribery Law, including payments made to an entity, such as a solicitor or marketing agent, where the employee has the ability to direct the use of the funds or knows that the entity will use the funds to make an illegal payment or gift.

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Violation of Political Contributions Policies

The cornerstone of Rule 206(4)-5 is a two-year “time-out” from providing compensated advisory services following certain triggering contributions. Thus, Penn Capital is prohibited from receiving any compensation for providing investment advice to a Government Entity within two years after a Contribution has been made by Penn Capital or one of its Covered Associates. This two-year time-out applies regardless of whether Penn Capital or individual employees are aware of the triggering Contribution.

An Employee that becomes aware of a violation of this policy must notify the Legal and Compliance Departments as soon as reasonably possible.

If an employee makes a payment or gift in violation of this policy or any applicable Anti-Bribery Law, the employee agrees to take all reasonable efforts to remedy the violation, including actively seeking the return of the Contribution, payment or gift. Employees should understand that violations of this policy are a serious matter and may result in sanctions against the employee, up to and including (but not limited to) termination of employment.

For additional information, see the section in this Code entitled Sanctions for Violating this Code.

Inadvertent Contribution Cure

Rule 206(4)-5 contains a limited cure provision for certain “inadvertent” Contributions that do not exceed $350 per official, per election if Penn Capital (i) discovers the Contribution within four (4) months of the date of the Contribution and (ii) Covered Associate facilitates the return of the triggering Contribution within 60 days of the Compliance Department learning about it. Penn Capital may, within a 12-month period and provided Penn Capital employs more than 50 employees, use this cure three (3) times. Otherwise, the cure may only be used two (2) times within the same period.

Recordkeeping Obligations

In compliance with Rule 206(4)-5 of Advisers Act, Penn Capital maintains records showing political contributions by “covered associates” and a listing of all “government entity” clients and investors for inspection by any government entity clients or investors in Penn Capital’s private funds.

FOR NEW EMPLOYEES

Candidates for employment with Penn Capital are required to disclose any Contributions made to any official of a Government Entity, PACs and state and local political parties within the preceding two (2) years if the position requires the solicitation of clients, or the preceding six (6) months if the position does NOT require the solicitation of clients. The information is necessary to determine whether any political contributions will conflict with any current Clients or potential future Penn Capital clients.

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Outside Business Activities

Outside Employment

A conflict of interest may arise if you engage in an outside activity inconsistent with Penn Capital’s business interests. You must avoid any activities, situations or relationships that might interfere with, or appear to interfere with, your duties to Penn Capital and our Clients or that may restrict Penn Capital’s activities. In no event should any employee have any outside employment that might cause embarrassment to or jeopardize the interests of Penn Capital, interfere with its operations, or adversely affect the employee’s productivity or that of other employees.

No employee shall be employed by, or accept any remuneration from, or perform any services for, any person or entity, including serving as a trustee or general partner of a partnership other than Penn Capital or any affiliate of Penn Capital, except as specifically authorized by Compliance and HR. Employees shall submit their Outside Business Activity Notification through ComplySci for review/approval by Compliance and HR. Subsequent changes to outside employment shall require the submission of a new Outside Business Activity Notification.

No officer, principal or employee of Penn Capital is permitted to engage in the following activities without the express prior consent of the CCO and Director of HR:

•	Engage in any other financial services business for profit; or

•

Have a significant (more than 5% equity) interest in any other financial services business including, but not limited to, banks, brokerages, investment advisers, insurance companies or any other similar business.

•	Board Directorships

Board Directorships and Memberships

Penn Capital recognizes that employees may wish to serve as a director (or member of a similar governing body) on the board of directors, or as an officer, of a publicly traded company, private company, or charitable organization. Approval by the Compliance Department to serve as a board member, officer, manager, managing member or in a similar control capacity of a public company, will be granted only if Penn Capital accounts do not hold the equity or debt of the public company in order to avoid conflicts of interest or any appearance of impropriety. Board memberships not contemplated by this policy will not be approved by the Compliance Department until the potential for conflicts is sufficiently vetted and mitigating controls are or can be put into place.

When serving as a board member or in a similar control capacity of a public company, employees must abstain from serving in an investment related position on the board (e.g., investment committee member) and must avoid any circumstance or participate in any activity on behalf of the public company that could create an appearance of impropriety.

Pre-Clearance of Outside Affiliations

Employees that wish to serve wish to serve as a director (or member of a similar governing body) on the

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board of directors, or as an officer, of a publicly traded company, private company, or charitable organization will submit a request by completing the Outside Affiliation Pre-Clearance form in ComplySci prior to taking on a board directorship and will notify the CCO and Head of HR of any changes or terminations to their board service.

No employee may take a board directorships position without the express prior written approval of both the CCO and Head of HR, and in consultation with the CEO and General Counsel, as may be necessary and appropriate. The Compliance Department will document this potential conflict of interest and retain reporting of directorships in ComplySci.

Compliance with Penn Capital and Public Company Codes of Ethics

Employees serving on a public company board are reminded of their obligations under this Code that they are prohibited from trading either personally or on behalf of others, on MNPI or communicating MNPI to others in violation of Section 204A under the Advisers Act. The public company will be added to Penn Capital’s restricted list in the Eze OMSTM at the ultimate issuer level to prevent and inadvertent acquisitions by Penn Capital’s investment team.

Refer to the section of this Code entitled Insider Trading for additional information.

Employees serving on public company board’s may also be subject to the public company’s code of ethics and other related governance policies (“public company compliance policies”), which may be more restrictive than Penn Capital’s Code and Compliance Manual. It is the responsibility of the employee to ensure they (and, if applicable, their immediate family members) are in compliance with the public company’s compliance policies, particularly as it relates to trading of the public company’s securities. The employee may be asked certify quarterly that they understand their responsibility under this policy and the potential legal consequences of the Invested Employee’s Board membership in a public company for which the Firm owns and trades securities.

Violation of Public Company Compliance Policies

If the employee serving on a public company board violates any portion of the public company compliance policies to which they are obligated to comply, the employee shall immediately notify the CCO and General Counsel. The employee must provide the CCO and General Counsel with the details of the violation and the sanctions, if any, imposed by the public company. The CCO and General Counsel shall review the violations, findings and remediation (if any) imposed by the public company to determine if the employee’s conduct also violated Penn Capital’s Code, Compliance Manual or laws and rules governing Penn Capital’s business and employees.

Refer to the following section of this Code entitled Sanctions for Violating this Code for additional information.

Sanctions for Violating this Code

Employees may be subject to certain sanctions for violating this Code. All violations, material and nonmaterial, are subsequently reported to the General Counsel, the Penn Capital Board, the PENN Trust Board, the Executive Team and, as may be required, certain Penn Capital Clients.

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The sanctions imposed by the CCO and/or General Counsel will vary depending on the assessment of the CCO or General Counsel, as applicable, of the seriousness of the violation and the intent of the party involved. The CCO and General Counsel may impose any or all of the sanctions listed below, or any other sanctions they deem appropriate, including termination, immediately and without notice, if it is determined that the severity of any violation or violations warrants such action. The Executive Team and HR must also approve sanctions involving suspension, termination, or monetary penalties. Any sanctions imposed upon a person will be documented in such person’s personal file maintained by Penn Capital.

The following is a list of sanctions that may be imposed on persons who fail to comply with the Code. This list is not intended to be an exhaustive or exclusive list of sanctions; any sanctions imposed will depend on the nature of the violation. Some of the sanctions that may be imposed, are:

•	Memorandum of reprimand which outlines the violation(s) of the Code

•	In-person meeting with the CCO or General Counsel to discuss compliance with the Code

•	Disgorgement of profits

•	Letter of censure

•	Fines

•	Withholding of bonus

•	Suspension

•	Termination of employment

•	Notification to appropriate governmental, regulatory and/or legal authorities

Compliance with Applicable Laws, Rules, Regulations and Agreements

Each of us has a duty to comply with all laws, rules and regulations that apply to our business. In addition, we expect you to comply with all policies and procedures that apply to you. We may modify or update our existing policies and procedures or adopt and implement new policies and procedures from time to time. You are expected to abide by this Code as well as any confidentiality agreement, employment agreement or other similar agreement that applies to you. Please contact the Compliance, Legal and/or HR Departments if you have any questions about how to comply with this Code, related laws, rules and regulations of our business or your employment arrangements.

Felonies, Misdemeanors and Sanctions by Regulatory Organizations

As an SEC-registered investment adviser, Penn Capital is required to complete and submit Form ADV to the SEC annually or when material changes occur. Penn Capital is required to disclose any past felonies, misdemeanors within the financial industry, or causes for sanctions by regulatory organizations committed by any of its Covered Associates. Each Covered Associate is responsible for periodically, but no less frequently than annually, reviewing Appendix I of this Code and reporting any “yes” responses to the questions contained therein immediately to the Compliance Department.

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Confidentiality & Whistleblower Communications

You must not disclose confidential information regarding Penn Capital, any Client, its business partners and vendors, unless such disclosure is authorized or required by law. All reports and documents are strictly confidential and will not be discussed with any unauthorized person. The reports/documents will be made available, however, to the SEC, DOL, auditors or other regulatory bodies with authority to review such reports/documents. Other than those limited purposes, the reports/documents will be kept in a secure location/data storage location once they have been reviewed.

Confidential information includes all non-public information that might be harmful to, or useful to the competitors of Penn Capital, our Clients, or any of our business partners or vendors. This obligation will continue, even after you leave Penn Capital, until the information becomes publicly available. This excludes information made available to regulators, auditors or other business partners or vendors with authority to review such information.

Notwithstanding the foregoing, nothing set forth in this section of the Code is intended to prohibit any employee from reporting possible violations of federal, state or local law, ordinance or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the SEC, the Equal Employment Opportunity Commission, the Congress and any agency Inspector General, or otherwise taking action or making disclosures that are protected under the whistleblower provisions of any federal, state or local law, ordinance or regulation, including, but not limited to, Section 21F-17 promulgated under the Exchange Act, which states that:

(a) no person may take any action to impede an individual from communicating directly with the [SEC] staff about a possible securities law violation, including enforcing, or threatening to enforce, a confidentiality agreement (other than agreements dealing with information covered by [attorney-client privilege] related to the legal representation of a client) with respect to such communications.

(b) If you are a director, officer, member, agent, or employee of an entity that has counsel, and you have initiated communication with the [SEC] relating to a possible securities law violation, the staff is authorized to communicate directly with you regarding the possible securities law violation without seeking the consent of the entity’s counsel.

Employees are entitled to make reports and disclosure or otherwise take action pursuant Section 21F-17 without prior authorization from or subsequent notification to Penn Capital and may do so with the express understanding that Penn Capital shall not engage in or tolerate retaliation of any kind.

Recordkeeping

Penn Capital shall maintain records with respect to this Code in the manner and to the extent set forth below, which records may be maintained on electronic storage media under the conditions described in rule 2042(a) requires under the Advisers Act shall be available for examination by representatives of the SEC:

•	A copy of this Code that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

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•

A record of any violation of this Code and of any action taken in response to such violation shall be maintained in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

•

A copy of each initial/annual holdings report made by an Access Person or duplicate account statement received pursuant to this Code, shall be maintained for a period of not less than five years from the end of the fiscal year in which it is made, or the information is provided, the first two years in an easily accessible place;

•

A record of all persons who are, or within the past five years have been, required to make initial/annual holdings reports and quarterly transactions reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

•

A record of any decision, and the reasons supporting the decision, to approve the direct or indirect acquisition by an Access Person of Beneficial Ownership in any securities in a Limited Offering (e.g., private placements) shall be maintained for at least five years after the end of the fiscal year in which the approval is granted.

Revisions and Amendments

This Code may be revised, changed or amended at any time with the approval of the Penn Capital Board and Executive Team. Following revisions or updates, a new version of this Code will be distributed to you and will supersede the prior version of this Code effective upon distribution.

You will be asked to acknowledge you have received, read, and understand any revised version of this Code, and that you agree to comply with the provisions therein.

Annual Review

An annual review of this Code to assess the adequacy and effectiveness of its implementation is conducted in conjunction with Penn Capital’s annual review of its compliance program under Rule 206(4)-7 of the Advisers Act.

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CODE OF BUSINESS CONDUCT AND ETHICS ACKNOWLEDGMENT

I acknowledge I have received Penn Capital’s Code of Ethics and Business Conduct (the “Code”), read it, and understand the Code contains the expectations of Penn Capital regarding employee conduct, ethical behavior, and the prohibition of trading on insider information. I agree to observe the policies and procedures contained in the Code and I further understand my obligation to report to the Compliance Department any suspected violations of this Code and any applicable laws, rules and regulations of which I am aware.

CERTIFICATION

•	I have received, read, understand, and agree to abide by the Code;

•	I understand the Code applies to me and persons living in my household and agree to comply in all respects;

•	I have reported all transactions and brokerage accounts required to be reported under the Code;

•	I will not hold Penn Capital liable for delays in transaction execution or false pre-clearance errors caused by the pre-clearance system and understand those could occur;

•	I have disclosed any conflicts of interest between my personal accounts and Penn Capital, its affiliates and Clients to the Compliance Department;

•	I am not aware of any actual or potential conflicts of interest or violations of any state law, federal law by Penn Capital or its employees that I have not reported to the Compliance Department;

•

I have promptly reported to the Compliance Department ALL instances of receiving inside information and have not acted upon this information by: i) trading in the security; ii) engaging someone else to trade the security on my behalf; iii) or disclosed this information to anyone else to act upon it;

•	I have not offered or accepted any inappropriate or non-permissible gifts or entertainment;

•	I have not made any undisclosed political contributions within the last 2 fiscal years;

•	I have reported any new/lapsed designations (e.g. CPA, CFA, etc.) to the Compliance Department;

•	I am not subject to any disciplinary event described in Appendix I of this Code and will immediately inform the Compliance Department if I become subject to such disciplinary events;

•

I understand that Penn Capital will take appropriate disciplinary actions against me for violating the Code and related rules and regulations, including cancellation of trades, disgorgement of profits, selling positions at a loss, reprimands, fines and termination of my employment with Penn Capital.

Signature	Date

Print Name

This acknowledgment is required to be signed and returned to the Compliance Department. Failure to read and/or sign this acknowledgment in no way relieves you of your responsibility to comply with the Penn Capital’s Code.

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APPENDIX I – FORM ADV DISCLOSURE INFORMATION

Notify the Compliance Department immediately if any of the following questions apply to you now or during the year.

ADV PART 1A – Item 11 DISCLOSURE INFORMATION

Limit your disclosure of any event below to 10 years following the date of the event. For purposes of calculating this 10-year period, the date of an event is the date the final order, judgment, or decree was entered, or the date any rights of appeal from preliminary orders, judgments, or decrees lapsed.

A.	In the past 10 years, have you:

	(1)	been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to any felony?

	(2)	been charged with any felony? (only charges currently pending for SEC purposes)

B.	In the past 10years, have you:

	(1)	been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

	(2)	been charged with a misdemeanor listed in 11.B (1)? (only charges currently pending for SEC purposes)

C.	Has the SEC or the Commodity Futures Trading Commission (CFTC) ever:

	(1)	found you to have made a false statement or omission?

	(2)	found you to have been involved in a violation of SEC or CFTC regulations or statutes?

	(3)	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

	(4)	entered an order against you in connection with investment-related activity?

	(5)	imposed a civil money penalty on you, or ordered you to cease and desist from any activity?

D.	Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:

	(1)	ever found you to have made a false statement or omission, or been dishonest, unfair, or unethical?

	(2)	ever found you to have been involved in a violation of investment-related regulations or statutes?

	(3)	ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

	(4)	in the past 10 years, entered an order against you in connection with an investment-related activity?

	(5)	ever denied, suspended, or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?

E.	Has any self-regulatory organization (e.g., FINRA) or commodities exchange ever:

	(1)	found you or any Advisory Affiliate to have made a false statement or omission?

	(2)	found you or any Advisory Affiliate to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?

	(3)	found you or any Advisory Affiliate to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

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(4)   disciplined you or any Advisory Affiliate by expelling or suspending you or the Advisory Affiliate from membership, barring or suspending you or the Advisory Affiliate from association with other members, or otherwise restricting your or the Advisory Affiliate’s activities?

F.	Has an authorization to act as an attorney, accountant, or federal contractor granted to you or any Advisory Affiliate ever been revoked or suspended?

G.	Are you or any Advisory Affiliate now the subject of any regulatory proceeding that could result in a “yes” answer to any part of Item 11.C., 11.D., or 11.E.?

H.	(1) Has any domestic or foreign court:

(a) in the past 10 years, enjoined you or any Advisory Affiliate in connection with any investment-related activity?

(b) ever found that you or any Advisory Affiliate were involved in a violation of investment- related statutes or regulations?

(c) ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you or any Advisory Affiliate by a state or foreign financial regulatory authority?

(2) Are you or any Advisory Affiliate now the subject of any civil proceeding that could result in a “yes” answer to any part of Item 11.H(1)?

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APPENDIX II - DEFINITIONS

Access Person means all officers, managing members, principals, directors, partners and employees of Penn Capital (as set forth in Advisers Act Rule 204A-1(e)(1) (ii)), and any of Penn Capital’s Supervised Persons (as defined below) who have access to non-public information regarding any Client’s purchase or sale of a Reportable/Covered Security (as defined below), or non-public information regarding the portfolio holdings of any Client, or who is involved in making securities recommendations to Clients, or who has access to such recommendations that are non-public.

For pre-clearance, trading and securities reporting purposes, Immediate Family Members (defined below) are considered Access Persons.

Advisory Affiliate means an entity that is directly or indirectly through one or more intermediaries, controlled by, controls or is under common control with Penn Capital (e.g., Penn Capital Funds Group, LLC)

Automatic Investment Plan refers to any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

Beneficial Ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a) (2) under the Securities Exchange Act of 1934, as amended, in determining whether a person is a beneficial owner of a security for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, except that the determination of direct or indirect Beneficial Ownership shall apply to all securities, and not just equity securities, that an Access Person has or acquires.

Therefore, an Access Person may be deemed to have Beneficial Ownership of securities held by members of his or her Immediate Family sharing the same household, or by certain partnerships, trusts, corporations, or other arrangements. As a general matter, “Beneficial Ownership” interest will be attributed to a Covered Associate in all instances where the Associate:

(i)	possesses the ability to purchase or sell the securities (discretion or the ability to direct the disposition of the securities);

(ii)	possesses voting power (including the power to vote or to direct the voting) over such securities; or,

(iii)	receives any benefits substantially equivalent to those of ownership.

Blackout Period shall mean that timeframe in which Penn Capital or an Access Person may not engage in trading in an issue, or its related securities, appearing on the Penn Capital Restricted List (as defined below).

Closed-End Fund refers to an investment company whose shares, once issued and sold by the issuing investment company to the public in a one-time IPO, are bought and sold either on stock exchanges or over the counter. The value of the shares is set by the transactions on the secondary market and may be higher or lower than the value of the portfolio securities that make up the closed-end investment company.

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Clients are individuals or entities for which Penn Capital provides discretionary and non-discretionary advisory services.

Control shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act, a summary of which is:

“Control”means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person within the meaning of this title.

Covered Account includes any account held at a broker, dealer or bank with which the Access Person holds or has the ability to hold securities for the direct or indirect Beneficial Ownership of such Access Person (this includes accounts of Immediate Family Members).

Covered Associate of Penn Capital is defined in Rule 206(4)-5(f)(2) of the Advisers Act as: (i) any general partner, managing member or executive officer, or other individual with a similar status or function; (ii) any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; and (iii) any political action committee controlled by the investment adviser or by any of its Covered Associates.

Covered Security means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include: (i) direct obligations of the government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments including repurchase agreements; and (iii) shares issued by registered open-end investment companies (i.e., mutual funds); however, exchange traded funds structured as unit investment trusts or Open-End Funds are considered “Covered Securities”. See the section entitled Personal Securities Transactions for a complete list of securities.

Designated Person means an authorized person or group acting on behalf of the Chief Compliance Officer, the implementation, monitoring and enforcement of Penn Capital’s Code of Ethics and Business Conduct.

Employees include Penn Capital’s officers, directors and principals.

Exempt Security means: (i) direct obligations of the U.S. Government (or any other “government security” as that term is defined in the 1940 Act), bankers’ acceptances, bank certificates of deposit, commercial paper and High-Quality Short-Term Debt Instruments, including repurchase agreements, and shares of registered open-end investment companies, other than Reportable Funds, (ii) securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control, (iii) securities purchased or sold in a transaction that is non-volitional on the part of the Access Person, including mergers, recapitalizations or similar transactions, and (iv) securities acquired as a part of an Automatic Investment Plan.

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Frozen Account means a client account in which the account holder has instructed Penn Capital to cease trading securities within an account due to death, pending liquidation or transfer of the securities in the account, etc.

Government Entity means any state or political subdivision of a state, including: (i) any agency, authority, or instrumentality of the state or political subdivision; (ii) a pool of assets sponsored or established by the state or political subdivision or any agency, authority, or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in Section 414(j) of the Internal Revenue Code (the “Code”), or a state general fund; (iii) any participant-directed investment program or plan sponsored or established by a state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “qualified tuition plan” authorized by Section 529 of the Code, a retirement plan authorized by Section 403(b) or 457 of the Code, or any similar program or plan; and (iv) officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

Immediate Family Member shall include any Supervised Person’s or Access Person’s spouse, domestic partner or fiancé and any relative by blood, adoption or marriage sharing the same household. Included in this definition are children (including dependent children away at school), stepchildren, grandchildren, parents, stepparents, grandparents, siblings, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and adoptive relationships

Incubated Strategy is a Penn Capital investment strategy which only contains Covered Associate or beneficially owned accounts.

Initial Public Offering (“IPO”) means an offering of securities registered under the Securities Act of 1933, as amended (the “Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

Investment Personnel means (i) any Covered Person of Adviser (or of any company in a control relationship to Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities for a client, (ii) any natural person who controls Adviser and who obtains information concerning recommendations made regarding the purchase or sale of Securities by a client.

Limited Offering means securities or interests, which are offered and sold in limited or private offerings, defined as an offering that is exempt from registration under the Securities Act pursuant to Section 4(a)(2) or Section 4(a)(6) or pursuant to Rules 504, 505 or 506 (e.g., private placements) under the Securities Act.

Model Account refers to the representative account the Penn Capital uses to invest Client assets to bring the Client account in line with the selected investment strategy.

Model Delivery refers to Penn Capital’s non-discretionary investment services to certain Clients (sponsors) wherein Penn Capital provides a model portfolio of investments and weightings for the selected investment strategy to the sponsor who in turn offers the investment strategy to its underlying clients.

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Mutual Funds Advised by Penn Capital means the mutual fund series of PENN Capital Funds Trust (the “PENN Trust”), an affiliated investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”).

Mutual Funds Sub-Advised by Penn Capital means the mutual funds registered under the 1940 Act for which Penn Capital manages assets according to an investment strategy pursuant to an advisory agreement with a mutual fund sponsor.

Open-End Funds are typically mutual funds, including actively managed and passive index funds, that offer an unlimited number of shares and are bought and sold on demand. Shares of open-end funds are bought and sold directly from the fund at a price per share that is based on the value of the fund’s underlying securities. On each trading day, the net asset value (NAV) is calculated by dividing the market value of the fund’s assets (less expenses) by the number of shares held by investors.

Private Investment Funds refers to those funds for which Penn Capital or Penn Capital Funds Group, LLC serves as the general partner and investment adviser for private investment funds that are organized as Limited Partnerships.

Public Company means any entity subject to the reporting requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934.

Purchase or Sale of a Covered Security. “Purchase or Sale of a Covered Security” is broad and includes, among other things, the writing of an option to purchase or sell a Covered Security, or the use of a derivative product to take a position in a Covered Security.

Reportable Security means a security as defined in Section 202(a)(18) of the Advisers Act (15 U.S.C. 80b-2 (a) (18), which includes all instruments that are considered a “security” under the Advisers Act. Reportable Securities specifically do not include the following five types of securities:

(i)	Transactions and holdings in direct obligations of the Government of the United States;

(ii)	Money Market instruments - bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;

(iii)	Shares of money market funds;

(iv)	Transactions and holdings in shares of other types of mutual funds, unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for the fund; and,

(v)	Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

See the section in this Code entitled Personal Securities Transactions for a complete list of securities.

Restricted List means those securities identified on the PENN Restricted Securities list generated daily by ActiveBatch that Penn Capital or its Access Persons may not trade due to either personal trading activity or due to Access Persons being in possession of material non-public information about an issue or issuer.

Security is broadly defined by the SEC to include stocks, bonds, certificates of deposit, options, interests in Private Placements, futures contracts on other securities, participations in profit-sharing agreements, and interests in oil, gas, or other mineral royalties leases, among other things. “Security” is also defined to include any instrument commonly known as a security.

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Short Term Trading is the purchase and sale of a security within 30 days. Sales and subsequent purchases are not considered short term trading unless the security that is purchased is sold again.

Supervised Person as defined under Section 202(a)(25) of the Advisers Act means partners, officers, directors (or other persons occupying a similar status or performing similar functions) and employees, as well as any other persons who provide advice on behalf of the adviser and are subject to the adviser’s supervision and control. This may also include interns, temporary employees and long-term on-site consultants.

Unsupervised Securities means any securities requested to be held by a client in his/her custodial account, which are not actively managed or charged a management fee by Penn Capital, including securities that are sold by Penn Capital when an account transitions to Penn Capital. In some wrap platforms, these securities are referred to as securities held below the line.

Wrap Fee Program is an investment account typically offered by a “sponsor” that, for a fee, sponsors, organizes, or administers the program or selects, or provides advice to clients regarding the selection of, other investment advisers in the program. The investment account is charged a single, bundled, or “wrap” fee for investment advice, brokerage services, administrative expenses, and other fees and expenses.

Code of Ethics & Business Conduct	viii